United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 27, 2019
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LPX	New York Stock Exchange

Item 1.01     Entry into a Material Definitive Agreement.
On June 27, 2019, Louisiana-Pacific Corporation (the “Company”) entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), among the Company, as borrower, the guarantors from time to time party thereto, American AgCredit, PCA (the “Agent”) as Administrative Agent and Sole Lead Arranger, the lenders from time to time party thereto and CoBank, ACB, as letter of credit issuer. The Amended and Restated Credit Agreement amends and restates the Company’s existing credit agreement, dated as of December 12, 2013, as amended, to, among other things, (i) increase of the revolving commitments to $350 million, (ii) extend the maturity date from December 6, 2022 to June 28, 2024, (iii) eliminate the current ratio financial covenant, and (iv) increase the permitted capitalization ratio financial covenant from 40% to 50%.

Subject to obtaining commitments from the lenders and satisfying other conditions specified in the Amended and Restated Credit Agreement, the Company may increase the aggregate availability under the facility by an additional $100 million.

The Company’s existing and future material domestic subsidiaries, subject to certain limited exceptions, are required to be guarantors under the Amended and Restated Credit Agreement. Pursuant to an amended and restated security agreement (the “Amended and Restated Security Agreement”), dated June 27, 2019, among the Company and the Agent, and subject to certain limited exceptions, the obligations of the Company under the Amended and Restated Credit Agreement are secured by a lien on substantially all of the personal property of the Company and each guarantor.

The foregoing descriptions are qualified in their entirety by reference to the Amended and Restated Credit Agreement and the Amended and Restated Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

10.1 Amended and Restated Credit Agreement, dated June 27, 2019, among Louisiana-Pacific Corporation, as borrower, certain subsidiaries of the borrower from time to time party thereto, as guarantors, American AgCredit, PCA, as administrative agent and sole lead arranger, CoBank, ACB, as L/C Issuer, and lenders party thereto.

10.2 Amended and Restated Security Agreement, dated June 27, 2019, among Louisiana-Pacific Corporation and American AgCredit, PCA.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ REBECCA BARCKLEY
Rebecca Barckley
Controller, Financial Reporting
(Principal Accounting Officer)
Date: June 27, 2019